Exhibit 99.1

CONTACTS:

Onstream Media:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden IR
973-226-4379	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Receives NASDAQ Non-Compliance Letter re Audit Committee Vacancy

POMPANO BEACH, FL, June 30, 2010 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand digital media communications and applications, today announced that it received a letter from The NASDAQ Stock Market dated June 24, 2010 indicating that the Company does not currently comply with Listing Rule 5605 (c) (2) (A). This rule provides that the audit committee of a NASDAQ-listed company have at least three members, each of whom is independent and meets certain other specified criteria. On June 14, 2010, the Company was notified that Mr. Robert J. Wussler, a director and a member of its audit committee, had passed away on June 5, 2010. He has not at the present time been replaced on the audit committee, which currently has two independent members. In accordance with Listing Rule 5605 (c) (4) (B), NASDAQ has provided the Company with a “cure period” until the earlier of its next annual shareholders’ meeting or June 5, 2011 to regain compliance. Until that time, the Company’s shares will continue to be listed on the NASDAQ Capital Market.

Randy Selman, Onstream’s President and CEO, stated “As we recently announced, we have already taken the necessary steps to comply with NASDAQ’s requirement for an independent majority on our Board of Directors. We are in the process of evaluating independent candidates to fill the vacancy left as a result of Mr. Wussler’s passing, both on the Board as well as the audit committee. We will make that selection as soon as possible, but in any event, the Company expects to be in compliance with the NASDAQ Listing Rules within the cure period.”

About Onstream Media

Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides intelligent delivery and syndication of video advertising, streaming video, mobile streaming and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user-generated content in combination with social networks and online video classifieds, utilizing Onstream Media's patent-pending Auction Video™ technology. The company’s MarketPlace365™ solution enables publishers, associations, trade show promoters and entrepreneurs to rapidly and cost effectively self-deploy their own profitable, online virtual marketplaces.  In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Bonnier Corporation, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, BT Conferencing, eBay and Qwest. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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